UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported) February 18, 2011

So Act Network, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-51886	10685-B Hazelhurst Drive #6572 Houston, Texas 77043	26-3534190
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(210) 401-7667
 (Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐Written communications pursuant  to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to  Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐Pre-commencement communications  pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications  pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 25, 2010, the principal stockholder and director of So Act Network, Inc. (“the Company’) loaned the Company $500,000.  The loan accrues interest at a rate of 3.25%. The aggregate amount of the debt owed to the principal stockholder as of February 18, 2011, is $293,480 in principal and accrued interest.

On October 13, 2008, the Company entered into an employment agreement with the principal stockholder whereby the principal stockholder would be paid $18,000 per month for a term of ten (10) years for services rendered as the Chief Executive Officer of the Company. As of January 31, 2011, the Company had accrued $144,000 in unpaid wages payable to the principal stockholder.

On February 18, 2011 the Company’s Board authorized the issuance and conversion of 2,218,182 shares of par value $.0001 common stock at $.11 per share as payment to the principal stockholder for conversion of $100,000 of the debt outstanding and the full $144,000 in accrued wages payable. Pursuant to the Board’s authorization and resulting issuance of shares, the principal shareholder has entered into an agreement (the “Conversion Agreement”) with the Company relinquishing the Company from any further obligation to the principal shareholder with respect to $100,000 of the note payable outstanding and all amounts due and payable as wages as of January 31, 2011.

The foregoing description of the Conversion Agreement  is not intended to be complete and is qualified in its entirety by the complete text of the Agreement attached to this current report on Form 8-K as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Conversion Agreement with the principal stockholder, we issued a total of 2,218,182 shares of our common stock, par value $.0001 per share, to the principal stockholder as satisfaction of $100,000 of the debt outstanding the Company has with the principal stockholder and all wages due and payable as of January 31, 2011.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the 'Act'). These shares of our Common Stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a 'public offering' as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.  This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a 'public offering.' Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits

NUMBER       EXHIBIT

10.1	Debt Conversion Agreement between So Act Network, Inc. and the principal stockholder dated February 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2011	By:	/s/ Greg Halpern
Name: Greg Halpern Title: Chief Financial Officer